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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

ULTIMATE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-22532 (Commission File Number)	84-0585211 (I.R.S. Employer Identification No.)

321 West 84th Avenue, Suite A, Thornton, Colorado 80260
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (303) 412-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

        On September 28, 2004, the Company's Chief Financial Officer inadvertently stated his expectations as to the Company's operating loss for the upcoming quarter ending October 31, 2004 to a representative of the Reuters news agency. The officer stated that he expects an improvement in the Company's third quarter operating loss year-over-year. The statement is a forward-looking statement subject to risks and uncertainties that could cause actual results to differ materially. Risk factors impacting actual results include, but are not limited to: changes in general economic conditions; success of sales promotions and marketing efforts; shifts in merchandise mix; activities of competitors; terrorism and acts of war; and other risk factors identified in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, filed with the Securities and Exchange Commission.

        As previously stated in the Company's August 26, 2004 press release disclosing operating results for its second quarter ended July 31, 2004, the Company will not be providing specific sales or earnings guidance for the foreseeable future. Due to the number of initiatives and changes the Company has implemented in connection with its turnaround strategy, the Company's operating results are difficult to predict. The statement made on September 28, 2004 was inadvertent, and the Company reiterates its position that it will not provide sales or earnings guidance for the foreseeable future. The Company undertakes no obligation, and disclaims any obligation, to publicly update or revise any forward-looking statements, including the September 28, 2004 statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ELECTRONICS, INC. (Registrant)
Date: September 29, 2004	By:	/s/ DAVID A. CARTER David A. Carter, Senior Vice President— Finance and Chief Financial Officer

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  ITEM 7.01. REGULATION FD DISCLOSURE.
SIGNATURES